Exhibit 21

Subsidiaries of the Registrant

U.S. Subsidiaries*

3CI Complete Compliance Corporation (Delaware)

All Chemical Disposal, Inc. (California)

BFI Medical Waste, Inc. (Delaware)

Bridgeview, Inc. (Pennsylvania)

Environmental Enterprises of Florida, Inc. (Florida)

Five Star Waste, Inc., (Florida)

Ionization Research Co., Inc. (California)

Iowa Medical Waste Reduction Center, Inc. (Iowa)

Medical Waste Systems, Inc. (South Carolina)

Medico Environmental Services Corp. (Florida)

MedServe, Inc. (Delaware) and subsidiaries

MedSolutions, Inc. (Texas)

Medwaste Disposal Service (California)

Micro-Med Industries, Inc. (Florida)

Midwest Medical Solutions, LLC (Indiana)

Nicklin Associates, Inc. (New York)

SDR Holding Corp. (Florida)

Stericycle International, LLC (Delaware)

Stericycle Management, LLC (Delaware)

Stericycle Specialty Waste Solutions, Inc. (Delaware)

Stericycle of Puerto Rico, Inc. (Puerto Rico)

Stericycle of Washington, Inc. (Washington)

Strong Environmental, Inc. (Georgia)

Strong Government Services, Inc. (Georgia)

Stroud Properties, Inc. (Delaware)

Sure-Way Transportation, Inc. (Montana)

SWDI Logistics, LLC (Minnesota)

Techen Safety, Inc. (Illinois)

The Cardinal Group, Inc. (Pennsylvania)

Universal Solutions International, Inc. (North Carolina)

Wet Industries, Inc. (Ohio)

Other Subsidiaries*

Stericycle, Inc. (New Brunswick), and subsidiaries

Stericycle Europe S.à r.l. (Luxembourg)

Stericycle International, Ltd. (England and Wales) and subsidiaries (including SRCL Limited (England and Wales) and White Rose Environmental Limited)

SRCL Ireland Limited (Ireland) and subsidiaries (including SRCL Limited (Ireland))

Medam S.A. de C.V. (Mexico) and subsidiaries

Habitat Ecologico, S.A. (Argentina) and subsidiaries

Stericycle Brazil, Ltd. (Brazil)

Stericycle Chile, S.A. and subsidiaries

Stericycle Co. Ltd. (Japan)

Stericare Romania, S.R.L. (Romania)

IF Tehnologii S.R.L. (Romania)

Ambimed-Gestão Ambiental , Lda. (Portugual) and affiliated companies

*	states or jurisdictions of incorporation or formation are given in parentheses